John W. Hlywak, Jr. (Investors)             Jay Higham (Media)
Senior Vice President & CFO                 Senior Vice President of Marketing
IntegraMed America, Inc.                    IntegraMed America, Inc.
(914) 251-4143                              (914) 251-4127
email:  jhlywak@integramed.com              email:  jhigham@integramed.com
Web Address:  http://www.integramed.com

Lippert/Heilshorn & Associates
Kim Golodetz (kgolodetz@lhai.com)
(212) 838-3777
Bruce Voss (bvoss@lhai.com)
(310) 691-7100
www.lhai.com



                    INTEGRAMED REPORTS FIRST QUARTER RESULTS

                        -- REAFFIRMS 2002 EPS GUIDANCE --

Purchase, NY, May 2, 2002 -- IntegraMed America, Inc. (Nasdaq: INMD) today announced financial results for the first quarter ended March 31, 2002.

Revenues for the first quarter of 2002 were $20.3 million, a 26.1% increase from the pro forma $16.1 million for the same period in 2001 (2001 is adjusted for the elimination of the revenues associated with the terminated hospital contract). The contribution to earnings in the first quarter of 2002 was approximately $2.5 million compared to the pro forma $2.0 million for the same period in 2001.

Net income the first quarter of 2002 was $291,000, a several multiple increase from the pro forma $52,000 for the same period in 2001(2001 is adjusted for the elimination of the revenues associated with the terminated hospital contract and reflecting a similar tax rate as used in 2002). Diluted earnings per share for the first quarter of 2002 were $0.08 compared to the pro forma $0.01 for the same period in 2001.

Total Revenues for the first quarter of 2002 were $20.3 million, a 23.0% increase from $16.5 million for the same period in 2001. The contribution to earnings from operations in the first quarter of 2002 was approximately $2.5 million compared to $2.3 million for the same period in 2001.

Net income for the first quarter of 2002 was $291,000, as compared to $359,000 for the same period in 2001. Diluted earnings per share for the first quarter of 2002 were $0.08 compared to $0.10 for the same period in 2001.

"Revenue and earnings growth is strong, with impressive gains reported in each of our business segments," said Gerardo Canet, President and CEO of IntegraMed. "The Business Services segment was fueled by almost 22% same-center revenue growth while maintaining healthy margins. The Pharmaceutical Services segment, the first element of our diversification strategy, grew revenues by approximately 22% with contribution increasing 17% while the shared risk refund and patient financing revenues met their targets."

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"We are committed to building on the success of our pharmacy business and to executing our diversification strategy," continued Mr. Canet. "A primary focus is FertilityDirect(TM), our network development program. Under this program, we have contracted with 10 leading fertility centers to provide treatment financing services and Shared Risk Refund, an innovative IVF payment program. Supporting FertilityDirect and streamlining distribution of these products is a sophisticated, transaction-oriented web site, www.integramed.com, which is a leading fertility web site where consumers can conduct business with the Company and be directed to an affiliated fertility center for treatment."

Mr. Canet reaffirmed the financial guidance that the Company offered on February 21, 2002. IntegraMed America expects revenues for 2002 to range from $80 million to $85 million and the Company expects 2002 net income to range from approximately $1.1 million to $1.3 million, or approximately $0.30 to $0.35 per diluted share.

IntegraMed, based in Purchase, NY offers products and services to patients, providers and payors focused on the $2 billion fertility industry. The Company provides Business Services to a national network of fertility centers; distributes pharmaceutical products and treatment financing programs directly to consumers and operates http://www.integramed.com, a leading fertility portal.

Statements contained in this press release that are not based on historical fact, including statements concerning future results, performance, expectations and expansion of IntegraMed America are forward-looking statements. Actual results may differ materially from the statements made as a result of various factors including, but not limited to, the risks associated with the Company's ability to finance future growth; the loss of significant management contract(s); profitability at Reproductive Science Centers managed by IntegraMed America; changes in insurance coverage, government laws and regulations regarding health care or managed care contracting; and other risks, including those identified in the Company's most recent Form 10-K and in other documents filed by the Company with the U.S. Securities and Exchange Commission (SEC).

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                            INTEGRAMED AMERICA, INC.
                      CONSOLIDATED STATEMENT OF OPERATIONS
              (all amounts in thousands, except per share amounts)

                                                                 For the
                                                           three-month period
                                                             ended March 31,
                                                          ---------------------
                                                             2002        2001
                                                          --------    ---------
                                                               (unaudited)

Revenues, net
     Reproductive Science Center Service fees .......     $ 15,825     $ 13,009
     Pharmaceutical sales ...........................        4,220        3,461
     Other revenues .................................          231           21
                                                          --------     --------
     Revenues, net ..................................       20,276       16,491
                                                          --------     --------

Costs of services and sales
     Reproductive Science Center costs ..............       13,592       10,796
     Pharmaceutical costs ...........................        4,058        3,323
     Other costs ....................................          121           25
                                                          --------     --------
     Total costs of services and sales ..............       17,771       14,144
                                                          --------     --------

Contribution
     Reproductive Science Center contribution .......        2,233        2,213
     Pharmaceutical contribution ....................          162          138
     Other contribution .............................          110           (4)
                                                          --------     --------
     Total contribution .............................        2,505        2,347
                                                          --------     --------

General and administrative expenses .................        1,803        1,689
Amortization of intangible assets ...................          225          216
Interest expense/income .............................         --             32
                                                          --------     --------

Income before income taxes ..........................          477          410
Income tax provision ................................          186           51
                                                          --------     --------

Net income ..........................................     $    291     $    359
Dividends paid and/or accrued on Preferred Stock ....           33           33
                                                          --------     --------
Net income applicable to Common Stock ...............     $    258     $    326
                                                          ========     ========

Weighted average shares -- basic ....................        3,061        3,223
                                                          ========     ========
Weighted average shares -- diluted ..................        3,245        3,231
                                                          ========     ========

Diluted earnings per share of Common Stock ..........     $   0.08     $   0.10
                                                          ========     ========

EBITDA ..............................................     $  1,112     $  1,037
                                                          ========     ========

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                            INTEGRAMED AMERICA, INC.
                           CONSOLIDATED BALANCE SHEET
                           (all amounts in thousands)



                                             March 31, 2002    December 31, 2001
                                             --------------    -----------------
                                              (unaudited)

Total current assets........................     $18,407           $16,926

Total assets................................      46,192            44,621

Total current liabilities...................      14,184            12,718

Shareholders' equity........................      31,008            30,615

Total liabilities and shareholders' equity..      46,192            44,621


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